Applied Digital Reports Fiscal Second Quarter 2024 Results
-Generated Sequential Revenue Growth of 16% -
-Anchor Tenant Update -
DALLAS, TX – January 16, 2024 -- Applied Digital Corporation (Nasdaq: APLD) ("Applied Digital" or the "Company"), a designer, builder, and operator of next-generation digital infrastructure designed for High-Performance Computing (“HPC”) applications, cloud services (“Cloud services”), and datacenter hosting (“Datacenter hosting”), reported financial results for the fiscal second quarter ended November 30, 2023. The Company also provided an operational update.
Fiscal Second Quarter 2024 Financial and Operational Highlights
•Total revenue of $42.2 million
•Net loss of $10.5 million
•Adjusted EBITDA of $10.6 million
•Adjusted net loss of $5.2 million, or adjusted loss per share of $0.05
•Energized 200 megawatt ("MW") hosting facility in Garden City, Texas
•Began construction of 100 megawatt ("MW") high-performance computing facility (“HPC”) in Ellendale, North Dakota
Adjusted EBITDA, adjusted net income, and adjusted earnings per share are non-GAAP measures. Reconciliations of adjusted EBITDA, adjusted net income, and adjusted earnings per share to the most directly comparable financial measure presented in accordance with accounting principles generally accepted in the United States ("GAAP") are set forth in the schedule accompanying this release. See “Reconciliation of GAAP to Non-GAAP Measures.”
Management Commentary
“Our second quarter results demonstrate the continued execution of our growth strategy and the meaningful progress we’ve made across our business,” said Applied Digital Chairman and CEO Wes Cummins. “Our Garden City facility was energized in October, and we remain on track to reach 500 MW across our three hosting facilities in the near term. We broke ground on our first 100 MW high-performance compute facility in Ellendale, North Dakota. The pipeline of opportunities in our Cloud Services segment remains robust, and we continued to deploy GPUs for existing customer agreements during the quarter.”
“Looking ahead, we remain well-positioned to capitalize on the growing opportunities from both traditional customers and emerging HPC applications as a leading next-gen datacenter provider with differentiated capabilities to meet the sophisticated and demanding requirements for businesses and enterprises to run AI workloads and other emerging HPC applications.”
Cloud Service Update
Applied Digital’s Cloud Services, offered through its wholly owned subsidiary Sai Computing LLC, provides high-performance computing power for artificial intelligence and machine learning applications. The Company continues to seek and sign additional customers and the pipeline remains robust.

High-Performance Computing (HPC) Datacenter Hosting Update
Applied Digital’s HPC hosting business designs, builds, and operates next-generation data centers, which are designed to provide massive computing power and support high-performance computing applications within a cost-effective model. During the quarter ended November 30, 2023, the Company broke ground on its first 100 MW high-performance compute facility in Ellendale, North Dakota. The new 342,000-square-foot building will provide ultra-low cost and highly efficient liquid-cooled infrastructure for HPC applications. The Company has over 400 MW of capacity in development, including 300 MW in North Dakota and 100 MW in Utah. The Company announced today it has signed a conditional agreement to provide datacenter capacity at its Ellendale, North Dakota campus, subject to finalization of definitive lease documents.
Datacenter Hosting Update
As of November 30, 2023, the Company’s 106 MW facility in Jamestown, North Dakota and 180 MW facility in Ellendale, North Dakota were fully operational. During the quarter ended November 30, 2023, the Company entered into a long-term Retail Electric Service Agreement with TerraForm Power to provide energy to the Company’s 200 MW Garden City, Texas facility and the Company began energizing the facility.
Financial Results for Fiscal Second Quarter 2024 Ended November 30, 2023
Balance Sheet
Applied Digital ended the fiscal quarter with cash, cash equivalents, and restricted cash of $34.6 million and $42.8 million in debt outstanding. Since the quarter closed, we have received an additional $11.1 million in customer prepayments and $23.1 million in net proceeds from the ATM offering. The ATM offering is now complete.
Operating Results
Total revenues in the fiscal second quarter 2024 were $42.2 million, up 242% from the fiscal second quarter 2023. The increase in revenues were driven primarily by a full quarter of revenue generation from the Company’s Ellendale facility as well as the Garden City facility beginning revenue generation during the fiscal second quarter of 2024.
Cost of revenues in the fiscal second quarter 2024 was $29.2 million compared to $11.8 million in the fiscal second quarter 2023. The increase in the cost of revenues was attributable to higher energy costs used to generate hosting revenues, depreciation expense, amortization expense, and personnel expenses for employees primarily driven by the growth in the business as more facilities were energized compared to the fiscal second quarter of 2023.
Selling, general and administrative expenses in the fiscal second quarter 2024 were $21.1 million compared to $27.2 million in the fiscal second quarter of 2023. The primary driver of the decrease in selling, general and administrative expenses was a $17.0 million decrease in stock-based compensation expense, as the Company recognized a cumulative catch-up of expense in stock-based compensation expense in the comparative period. This decrease in selling, general and administrative expenses, which, by nature, are not directly attributable to revenue generation, was partially offset by increases in depreciation and amortization expense as well as personnel costs both primarily driven by the growth in the business compared to the fiscal second quarter 2023.
Net loss for the fiscal second quarter 2024 was $10.5 million, or $0.10 per basic and diluted share, based on a weighted average share count during the quarter of 109.7 million. This compares to a net loss of $26.8 million, or $0.28 per basic and diluted share, based on a weighted average share count of 93.4 million for the fiscal second quarter 2023.

Adjusted EBITDA, a non-GAAP measure, for the fiscal second quarter 2024 was $10.6 million compared to an Adjusted EBITDA loss of $2.2 million for the fiscal second quarter 2023.
Adjusted net loss, a non-GAAP measure, for the fiscal second quarter of 2024, was $5.2 million or adjusted net loss per basic and diluted share of $0.05, based on a weighted average share count during the quarter of approximately 109.7 million. This compares to an adjusted net loss, a non-GAAP measure, of $3.8 million, or $0.04 per basic and diluted share, for the fiscal second quarter of 2023 based on a weighted average share count during the quarter of approximately 93.4 million.
Cash Flows
The Company experienced a net decrease in cash, cash equivalents, and restricted cash during the six months ended November 30, 2023 of $8.9 million. The primary drivers of the change were:
•Purchase of property, equipment, and other assets of $45.8 million, driven by construction of the Company's HPC hosting datacenters.
•Finance lease prepayments of $19.4 million and finance leases recurring payments of $13.1 million, primarily driven by the Company's leases of hosting equipment for Cloud services.
•Debt repayments of approximately $50.0 million.
These were partially offset by the following:
•Net cash received from operating activities of $9.1 million, driven by the recurring operations of the business.
•Borrowings of $12.7 million driven by draws on the Company's loan from B. Riley Commercial Capital and funding received from the Vantage Garden City Loan.
•Net cash received from the issuance of common stock of $97.9 million under the Company's at-the-market sales agreement.
Guidance
Due to the delayed delivery of certain networking components for GPU clusters, we now expect our revenue and EBITDA to be below the low end of our previously guided range for fiscal year 2024. While the delay in network components did have a significant impact on the timing of commissioning clusters and on our revenue and EBITDA, deliveries of these key components improved significantly in recent weeks. We now expect to exit fiscal year 2024 at an annual revenue run rate of approximately $500 million and an annualized adjusted EBITDA run rate of approximately $250 million. Our expected fiscal year 2024 exit revenue and adjusted EBITDA run-rates represent a year-over-year growth in exit run-rate in revenue and adjusted EBITDA of approximately 360% and 935%, respectively and without any further equity dilution.
Conference Call
Applied Digital will host a conference call today, January 16, 2024, at 9:00 a.m. Eastern Time (6:00 a.m. Pacific Time) to discuss these results. A question-and-answer session will follow the management’s presentation.
To participate, please dial the appropriate number at least ten minutes prior to the start time and ask for the Applied Digital conference call.
U.S. dial-in number: 1-877-407-0792
International number: 1-201-689-8263
Conference ID: 13743293
The conference call will broadcast live and be available for replay here.

Please call the conference telephone number approximately 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Applied Digital’s investor relations team at 1-949-574-3860.
A replay of the call will be available after 1:00 p.m. Eastern Time January 16, 2024, through January 30, 2024.
Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Conference ID: 13743293
About Applied Digital
Applied Digital Corporation (Nasdaq: APLD) designs, develops, and operates next-generation data centers across North America to provide digital infrastructure solutions to the rapidly growing high-performance computing (HPC) industry. Find more information at www.applieddigital.com. Follow us on X (formerly Twitter) at @APLDdigital.
Forward-Looking Statements
This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives. These statements use words, and variations of words, such as "continue," "build," "future," "increase," "drive," "believe," "look," "ahead," "confident," "deliver," "outlook," "expect," and "predict." Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including our evolving business model, or estimates or predictions of actions by suppliers, (ii) statements of future economic performance, and (iii) statements of assumptions underlying other statements and statements about the Company or its business. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. These risks, uncertainties, and other factors include: decline in demand for our products and services; the volatility of the crypto asset industry; the inability to comply with developments and changes in regulation; cash flow and access to capital; and maintenance of third party relationships. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.
Use and Reconciliation of Non-GAAP Financial Measures
This press release and our related earnings call contain certain non-GAAP financial measures. See below for discussion on each non-GAAP metric.
Adjusted Operating Loss and Adjusted Net Loss
“Adjusted Operating Loss” is a non-GAAP measure that represents operating loss excluding stock-based compensation, loss from legal settlement, non-recurring professional service costs and other non-recurring expenses. “Adjusted Net Loss” is a non-GAAP measure that represents net loss excluding stock-based compensation, loss on extinguishment of debt, loss on legal settlement, non-recurring professional services costs and other non-recurring expenses. We believe these are useful metrics as they provide additional information regarding factors and trends affecting our business and provide perspective on results absent one-time or significant non-cash items. However, Applied Digital’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. Applied Digital’s computation of Adjusted Operating Loss and Adjusted Net Loss may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted Operating Loss and Adjusted Net Loss in the same fashion.
Because of these limitations, Adjusted Operating Loss and Adjusted Net Loss should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Applied Digital compensates for these limitations by relying primarily on its GAAP results and using Adjusted Operating Loss and Adjusted Net Loss on a supplemental basis. You should review the reconciliation of operating loss to Adjusted Operating Loss and net loss to Adjusted Net Loss above and not rely on any single financial measure to evaluate Applied Digital’s business.
EBITDA and Adjusted EBITDA
“EBITDA” is defined as earnings before interest, taxes, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation, loss on extinguishment of debt, loss from legal settlement, non-recurring professional service costs, and other non-recurring expenses. These costs have been adjusted as they are not indicative of business operations. Adjusted EBITDA is intended as a supplemental measure of Applied Digital’s performance that is neither required by, nor presented in accordance with, GAAP. Applied Digital believes that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. We also believe EBITDA and Adjusted EBITDA are useful metrics to investors because they provide additional information regarding factors and trends affecting our business, which are used in the business planning process to understand expected operating performance, to evaluate results against those expectations, and because of their importance as measures of underlying operating performance, as the primary compensation performance measure under certain programs and plans. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA, Applied Digital may incur future expenses similar to those excluded when calculating these measures. In addition, Applied Digital’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. Applied Digital’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Applied Digital compensates for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to EBITDA and Adjusted EBITDA above and not rely on any single financial measure to evaluate Applied Digital’s business.

Investor Relations Contacts
Matt Glover or Alex Kovtun
Gateway Group, Inc.
(949) 574-3860
APLD@gateway-grp.com
Media Contact
Brenlyn Motlagh or Diana Jarrah
Gateway Group, Inc.
(949) 899-3135
APLD@gateway-grp.com

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share and par value data)

	November 30, 2023	May 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$9,217	$28,999
Restricted cash	25,416	14,575
Accounts receivable	307	82
Prepaid expenses and other current assets	1,517	2,012
Total current assets	36,457	45,668
Property and equipment, net	258,508	195,593
Operating lease right of use assets, net	73,373	1,290
Finance lease right of use assets, net	95,199	14,303
Other assets	17,117	7,103
TOTAL ASSETS	$480,654	$263,957

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$38,262	$6,446
Accrued liabilities	10,538	8,330
Current portion of operating lease liability	8,887	320
Current portion of finance lease liability	42,805	5,722
Current portion of debt	9,279	7,950
Customer deposits	36,833	32,559
Related party customer deposits	3,811	3,811
Deferred revenue	50,051	47,168
Related party deferred revenue	1,953	1,524
Sales and use tax payable	4	1,630
Total current liabilities	202,423	115,460
Long-term portion of operating lease liability	52,324	1,005
Long-term portion of finance lease liability	36,748	8,334
Long-term debt	33,501	33,222
Long-term related party loan	—	35,257
Other long-term related party liabilities	—	1,000
Total liabilities	324,996	194,278
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value, 166,666,667 shares authorized, 122,734,060 shares issued and 117,732,332 shares outstanding at November 30, 2023, and 100,927,358 shares issued and 95,925,630 shares outstanding at May 31, 2023	123	101
Treasury stock, 5,001,728 shares at November 30, 2023 and 5,001,728 shares at May 31, 2023, at cost	(62)	(62)
Additional paid in capital	278,299	160,194
Accumulated deficit	(122,702)	(100,716)
Total stockholders’ equity attributable to Applied Digital Corporation	155,658	59,517
Noncontrolling interest	—	10,162
Total stockholders' equity including noncontrolling interest	155,658	69,679
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$480,654	$263,957

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	November 30, 2023	November 30, 2022	November 30, 2023	November 30, 2022
Revenue:
Datacenter hosting revenue	$34,119	$8,747	$64,106	$13,086
Cloud services revenue	4,450	—	6,602	—
Related party datacenter hosting revenue	3,634	3,593	7,819	6,178
Total revenue	42,203	12,340	78,527	19,264
Costs and expenses:
Cost of revenues	29,222	11,812	53,620	17,905
Selling, general and administrative	21,075	27,226	38,127	32,245
Loss from legal settlement	80	—	2,380	—
Total costs and expenses	50,377	39,038	94,127	50,150
Operating loss	(8,174)	(26,698)	(15,600)	(30,886)
Interest expense, net	2,355	364	4,430	709
Loss on extinguishment of debt	—	—	2,353	94
Net loss before income tax expenses	(10,529)	(27,062)	(22,383)	(31,689)
Income tax expense (benefit)	—	(312)	—	(280)
Net loss	(10,529)	(26,750)	(22,383)	(31,409)
Net loss attributable to noncontrolling interest	—	(133)	(397)	(261)
Net loss attributable to Applied Digital Corporation	$(10,529)	$(26,617)	$(21,986)	$(31,148)

Basic and diluted net (loss) gain per share:
Basic and diluted net loss per share	$(0.10)	$(0.28)	$(0.21)	$(0.33)
Basic and diluted weighted average number of shares outstanding	109,663,030	93,422,427	105,067,375	93,263,266

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)(In thousands)

	Six Months Ended
	November 30, 2023	November 30, 2022
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(22,383)	$(31,409)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	21,284	2,704
Stock-based compensation	10,440	22,398
Deferred income taxes	—	(280)
Loss on extinguishment of debt	2,353	94
Amortization of debt issuance costs	352	—
Loss on abandonment of assets	189	—
Changes in operating assets and liabilities:
Accounts receivable	(225)	(49)
Prepaid expenses and other current assets	495	(1,061)
Customer deposits	4,274	14,784
Related party customer deposits	—	381
Current deferred revenue	2,883	25,147
Current related party deferred revenue	429	370
Accounts payable	6,442	(6,844)
Accrued liabilities	2,093	1,099
Lease assets and liabilities	(16,904)	(220)
Sales and use tax payable	(1,626)	865
Other assets	(1,040)	—
CASH FLOW PROVIDED BY OPERATING ACTIVITIES	9,056	27,979
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment and other assets	(45,830)	(70,305)
Finance lease prepayments	(19,388)	—
Purchases of investments	(390)	—
CASH USED IN INVESTING ACTIVITIES	(65,608)	(70,305)
CASH FLOW FROM FINANCING ACTIVITIES
Repayment of finance leases	(13,071)	(778)
Borrowings of long-term debt	4,732	21,711
Borrowings of related party debt	8,000	—
Repayments of long-term debt	(4,471)	(8,158)
Repayment of related party debt	(45,500)	—
Payment of deferred financing costs	—	(378)
Tax payments for restricted stock upon vesting	—	(43)
Noncontrolling interest contributions	—	1,747
Proceeds from issuance of common stock	97,922	—
CASH FLOW PROVIDED BY FINANCING ACTIVITIES	47,612	14,101

NET DECREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(8,940)	(28,225)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	43,574	46,299
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$34,634	$18,074

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$4,370	$707
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Operating right-of-use assets obtained by lease obligation	$69,329	$—
Finance right-of-use assets obtained by lease obligation	$96,946	$6,925
Property and equipment in accounts payable	$23,572	$3,466
Conversion of non-controlling interest	$9,765	$—

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(In thousands, except percentage data)

	Three Months Ended		Six Months Ended
	November 30, 2023	November 30, 2022	November 30, 2023	November 30, 2022
Adjusted operating loss
Operating loss (GAAP)	$(8,174)	$(26,698)	$(15,600)	$(30,886)
Stock-based compensation	4,799	21,819	10,440	22,398
Loss from legal settlement	80	—	2,380	—
Non-recurring professional service costs (1)	495	664	1,087	1,072
Other non-recurring expenses (2)	—	494	653	694
Adjusted operating loss (Non-GAAP)	$(2,800)	$(3,721)	$(1,040)	$(6,722)
Adjusted operating margin	(7)%	(30)%	(1)%	(35)%

Adjusted net loss
Net loss attributable to Applied Digital (GAAP)	$(10,529)	$(26,750)	$(22,383)	$(31,409)
Stock-based compensation	4,799	21,819	10,440	22,398
Loss on extinguishment of debt	—	—	2,353	94
Loss from legal settlement	80	—	2,380	—
Non-recurring professional service costs (1)	495	664	1,087	1,072
Other non-recurring expenses (2)	—	494	653	694
Adjusted net loss attributable to Applied Digital (Non-GAAP)	$(5,155)	$(3,773)	$(5,470)	$(7,151)
Adjusted earnings per share (Non-GAAP)	$(0.05)	$(0.04)	$(0.05)	$(0.08)

EBITDA and Adjusted EBITDA
Net loss attributable to Applied Digital (GAAP)	$(10,529)	$(26,750)	$(22,383)	$(31,409)
Interest expense, net	2,355	364	4,430	709
Income tax benefit (expense)	—	(312)	—	(280)
Depreciation and amortization	13,424	1,568	21,284	2,704
EBITDA (Non-GAAP)	$5,250	$(25,130)	$3,331	$(28,276)
Stock-based compensation	4,799	21,819	10,440	22,398
Loss on extinguishment of debt	—	—	2,353	94
Loss from legal settlement	80	—	2,380	—
Non-recurring professional service costs (1)	495	664	1,087	1,072
Other non-recurring expenses (2)	—	494	653	694
Adjusted EBITDA (Non-GAAP)	$10,624	$(2,153)	$20,244	$(4,018)
(1)Non-recurring professional service costs represents legal, accounting, and other professional services costs related to non-recurring transactions.
(2)Other non-recurring expenses include expenses related to non-recurring research and development activities, asset abandonment charges, and other expenses that are not representative of the Company’s expected ongoing costs.